EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Cyberonics, Inc.:
      We consent to the incorporation by reference in the registration statement (No. 333-56022) on Form S-3 and (Nos. 333-102521, 333-97095, 333-81158, 333-76368, 333-74948, 333-66014, 333-56694, 333-40570, 333-91303, 333-77361, 333-66691, 333-66689, 333-66687, 333-49905, 333-33725, 333-19785, and 333-108281) on Forms S-8 of Cyberonics, Inc. of our reports dated June 21, 2005, with respect to the consolidated balance sheets of Cyberonics, Inc. and subsidiary as of April 29, 2005 and April 30, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the 52 weeks ended April 29, 2005 and April 25, 2003 and the 53 weeks ended April 30, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of April 29, 2005 and the effectiveness of internal control over financial reporting as of April 29, 2005, which reports appear in the April 29, 2005 annual report on Form 10-K of Cyberonics, Inc.

/s/ KPMG LLP
Houston, Texas
July 18, 2005